UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 23, 2006

                             Pacific Capital Bancorp
             (Exact name of registrant as specified in its charter)

         California                    0-11113                  95-3673456
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

 1021 Anacapa Street, Santa Barbara, CA                        93101
(Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into a Material Definitive Agreement.

     To be effective as of March 16, 2006, Pacific Capital Bank, N.A. (the "Bank"), a subsidiary of Pacific Capital Bancorp (the "Company"), entered into an offer letter with Ms. Joyce Clinton in connection with her pending position as Executive Vice President and Chief Financial Officer of the Bank and the Company.

     The following is a description of the terms set forth in the offer letter:

     1. Ms. Clinton will receive a base salary at a bi-weekly rate of $9,230.77.

     2. Ms. Clinton will receive a $50,000.00 sign-on bonus subject to the normal payroll deductions in four installments. The first $20,000.00 to be paid upon hire, or, if so elected, after 90 days of employment, to take advantage of participation in the Bank's 401(k) plan; $10,000.00 to be paid upon completion of 6 months of employment; $10,000.00 to be paid upon completion of 12 months of employment; and $10,000.00 to be paid upon 18 months of employment, such amounts to be paid only if Ms. Clinton is still employed on those dates. The sign-on bonus may be contributed to a Deferred Compensation Plan, if Ms. Clinton so elects.

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     3. The Bank will provide Ms. Clinton with a non-preferential loan of
$100,000.00, to be secured by her new residence, on terms that comply with Federal Reserve Regulation O.

     4. The Bank will provide Ms. Clinton with reasonable relocation services with a reputable moving company.

     5. For each year Ms. Clinton remains employed with the Bank, up to ten years, Ms. Clinton will receive a retention bonus of $10,000.00, subject to normal payroll deductions, on the anniversary date of her employment.

     6. The Bank will reimburse Ms. Clinton for travel expenses up to $10,000.00 during the interim relocation. Additionally, the Bank will assist with interim housing needs (Bank's corporate apartment/other lodging).

     7. Ms. Clinton will be granted a Non-Qualified Stock Option for 10,000 shares of Company stock, which is exercisable over ten years, per the terms and conditions of the Stock Option Grant. These options will be at the current market price on the date of the grant.

     8. Ms. Clinton will be granted a Restricted Stock grant of 5,000 shares of Company Stock, which has a staggered vesting period, per the terms and conditions of the Restricted Stock Agreement. These options will be at the current market price on the date of the grant.

     9. Ms. Clinton will be eligible to participate in the Management Retention Plan (Change in Control) at 200%, the Bank's Deferred Compensation program and the Bank's Retiree Health Program.

     10. Ms. Clinton will be eligible to participate in the Bank's High Performance Incentive Program ("HPIP") prorated to the date of hire, to be paid in late February, based upon the previous fiscal year's performance and achievement of pre-established performance goals.

     11. Ms. Clinton will be eligible for four weeks of vacation per year, prorated to the date of hire.

     12. Ms. Clinton will be eligible for other benefit programs, such as the Bank's flexible Benefits Plan and 401(k) Salary Savings Plan on the first of the month following completion of 90 days of employment.

     13. Employment is at will.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 23, 2006, the Company announced that Mr. Donald Lafler, currently, Executive Vice President and Chief Financial Officer of the Company, who had previously announced his intention to retire in 2006, will be retiring from his office as of March 16, 2006. Mr. Lafler will continue his relationship with the Company in a consulting position through the completion of the Company's 2006 Refund Anticipation Loan/Refund Transfer season.

(c) On February 23, 2006, the Company also announced that Ms. Joyce Clinton will become the new Executive Vice President and Chief Financial Officer, effective as of March 16, 2006. Please refer to the description provided in Item
1.01 with regard to the employment arrangement with Ms. Clinton.

     The Company's press release announcing the effective date of Mr. Lafler's resignation and the appointment and effective date of Ms. Clinton's appointment is attached hereto as Exhibit 99.1.


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Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.      Description
-------------    ---------------------------------------------------
      99.1       Press Release dated February 23, 2006


                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         PACIFIC CAPITAL BANCORP

Date:  February 23, 2006
                                         /S/ WILLIAM S. THOMAS, JR
                                         ---------------------------
                                         William S. Thomas, Jr.
                                         President and Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit No.      Description
-------------    ---------------------------------------------------
      99.1       Press Release dated February 23, 2006